Exhibit 23.2




                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 3 to Form S-3 of our report dated February 13, 2003 relating to the financial statements of Newmont Mining Corporation, which appears in Newmont Mining Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/  PricewaterhouseCoopers LLP

Denver, Colorado
October 27, 2003